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                                                                     EXHIBIT A-5

                          [FORM OF BID NOTE AGREEMENT*]



[Date]

Conectiv
800 King Street
Wilmington, DE  19899

Attention:

Re:  Uncommitted Credit Facility for Bid Notes

Ladies/Gentlemen:

        We are pleased to make available to you an uncommitted credit facility for general corporate purposes on the terms set forth in this letter (the "Letter Agreement).

1. We agree to consider from time to time your requests that we make advances to you, on either an interest bearing or a discount basis ("Advances"), in an aggregate amount not to exceed at any one time outstanding the amount set forth on Schedule I hereto as the "Facility Amount", on the terms and conditions set forth below. This is not a committed line of credit and Advances hereunder, if any, shall be made by us in our sole desecration. Nothing contained herein or any other documents executed or delivered herewith shall be construed to obligate us to make any Advances. This Letter Agreement sets forth the procedures to be used in connection with your requests for our making of Advances to you from time to time on or prior to the termination hereof pursuant to paragraph 9 and, in the event that we make Advances to you hereunder, your obligations to us with respect thereto.

2. The net amount of each Advance shall be in an amount at least equal to the amount set forth on Schedule I hereto as the "Minimum Advance Amount" and shall be made upon (i) your request to us by telephone, facsimile or letter, given by any of the person listed on Exhibit A hereto or otherwise designated by you in writing ("Designated Persons"), that you wish to borrow money on a specified date, in a specified amount and for a specified term (which shall, in no event, be longer than the number of days set forth on Schedule I hereto as the "Maximum Term"); and (ii) our mutual agreement as to such date, amount and term and as to the interest rate per annum or, in the case of an Advance made on a discount basis, discount applicable to any such Advance. We shall be entitled to rely upon any instruction which we reasonably believe to have been given by a Designated Person. On the date of any such Advance, we will make such Advance available to you in same day funds by directing our administrative agent to transfer or wire the net proceeds of such Advance to an account designated in writing by a Designated Person. Promptly after the date of each Advance, our administrative agent will send you a written confirmation of such Advance and the amount and term thereof and the interest rate per annum or, in the case of an Advance made on a discount basis, the discount applicable thereto. We will enter on our books and records, the date and amount of each Advance, the interest rate (or as the case may be, the discount basis) and the term applicable thereto, as well as the date and amount of each payment made by you.

3. Prior to the making of any Advance hereunder, you shall provide us with an executed copy of this Letter Agreement; evidence of the due authorization by you of the execution, delivery and performance by you of this Letter Agreement; and such other instruments as we shall reasonably require in form and substance satisfactory to us. Your agreement and acceptance of this Letter Agreement shall constitute a representation and warranty by you that
    (a) the execution, delivery and performance by you of this Letter Agreement has been duly authorized by all necessary corporate action and does not contravene any law, or any contractual or legal restriction, applicable to you and (b) no authorization or approval or other action by, and no notice to or filing with, any governmental authority or regulatory body is required for such execution, delivery and performance or for the making of any Advance.

* THIS IS A GENERIC FORM OF BID NOTE AGREEMENT. INDIVIDUAL NOTES ARE NEGOTIATED WITH EACH LENDER


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4.  Each request by you for an Advance shall constitute a representation and warranty by you, as of the making of such Advance and giving effect to the application of the proceeds therefrom, that (i) you shall have performed and complied with all agreements and conditions required hereunder, (ii) no condition or event shall exist which constitutes an Event of Default (as herein defined) or which, with the passage or time, the giving of notice, or both, would constitute an Event of Default, (iii) such Advance when made will constitute your legal, valid and binding obligation, (iv) such Advance is being incurred, and will be repaid at maturity, in the ordinary course of our business out of the cash flow generated in the normal day-to-day conduct and operation of your business, and (v) no event has occurred and no circumstance exists as a result of which the information which you have provided to us in connection herewith would include an untrue statement of a material fact or omit to state any material fact or any fact necessary to make the statements contained therein, in the light of the circumstances under which they were made, not misleading.

5.  You hereby promise to pay to us or our order with respect to each Advance:

    (a) in the case of an Advance made on an interest bearing basis, the principal amount of such Advance made to you, on the date mutually agreed to by both parties at the time of such Advance as the maturity date thereof, together with interest on the principal amount of each Advance outstanding from time to time from and including the date on which such Advance is made until the maturity date of such Advance, at an interest rate per annum mutually agreed to by both parties at the time of such Advance, payable on the maturity date of such Advance; and

    (b) in the case of each Advance made on a discount basis to you, the stated or face amount of such advance on the date mutually agreed to by both parties at the time of such Advance as the maturity date thereof.

6. If any Advance or other amount is not paid when due, you shall pay interest on such amount until is paid in full at a rate per annum (the "Default Rate") equal to ______ percent ( %) above the [Bank] Prime Rate but not more than the maximum rate allowed by law. As used herein, "[Bank] Prime Rate" shall mean the rate publicly announced by the [Bank], as its prime rate. The [Bank] Prime Rate is determined from time to time by [Bank] as a means of pricing some loans to its borrowers.

7. You shall make each payment hereunder in same day funds on or before 12:00 noon (eastern time) on the day when due in lawful money or the United States of America to Account No. __________ maintained at [Bank]. All computations of interest shall be made by us on the basis of a year of 360 days, for the actual number of days (including the first day but excluding the last day) elapsed.

8. Whenever any payment to be made hereunder shall be otherwise due on a Saturday, a Sunday or other day of the year on which commercial banks are required or authorized to close in _________________(any other day being a "Business Day", Such payment shall be made on the next succeeding Business Day.

9. This Letter Agreement may be terminated at any time by either you or us by notice of such termination to the other party hereto, but no such termination shall affect your obligations with respect to the Advances hereunder outstanding at the time of such termination.

10. All notices, demands, requests, consents, approvals and other communications required or permitted hereunder must be in writing and will be effective upon receipt if delivered personally to such party, or if sent by facsimile transmission with confirmation of delivery, or by nationally recognized overnight courier service, to the address specified on Schedule I hereto or to such other address as any party may give to the other in writing for such purpose.

11. You may not assign your rights or obligations hereunder or any interest herein to any person. We may assign to one or more financial institutions or other entities all or any part of, or may grant participations to one or more financial institutions or other entities in or to all or any part of, any Advance or Advances hereunder without your consent and without notice to you.

12. You agree to pay on demand all costs, expenses (including reasonable fees and expenses of counsel) and losses, if any, incurred by us in connection with the enforcement of this Letter Agreement.

13. You agree to furnish us promptly with such financial statements or other information as we may reasonably request.



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14. If any of the following events (each, an "Event of Default") shall occur and be continuing: (a) you shall fail to pay any amount due hereunder when the same becomes due and payable; or (b) any representation or warranty made by your (or any of your officers) in connection with any Advance or otherwise in connection herewith shall prove to have been false, erroneous or misleading in any material respect when made; or (c) you shall, without our prior written consent, merge or consolidate with or into, or convey, transfer, lease or dispose of (whether in one transaction or in a series of transactions) all or substantially all of your assets to, any person or entity; or (d) you shall fail to perform or observe any other material term, covenant or agreement in connection with any Advance or otherwise in connection herewith on your part to be performed or observed; or (e) you shall fail to pay any principal of or premium or interest on any Material Debt (as that term is defined on Schedule I attached hereto), when the same becomes due and payable (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise), and such failure shall continue after the applicable grace period, if any, specified in the agreement or instrument relating to such Material Debt; or any other event shall occur or condition shall exist under any agreement or instrument relating to such Material Debt and shall continue after the applicable grace period, if any, specified in such agreement or instrument, if the effect of such event or condition is to accelerate, or to permit the acceleration of, the maturity of such Material Debt or any such Material Debt shall be declared to be due and payable, or required to be prepaid (other than by a regularly scheduled required prepayment), prior to the stated maturity thereof; or (f) any material adverse change in your businesses, assets, operations, financial condition or results of operations; or (g) the entry of a Material Final Judgment against you and your failure to discharge such Material Final Judgment with in thirty days of the entry thereof; or (h) you shall generally not pay your debts as such debts become due, or shall admit in writing your inability to pay your debts generally, or shall make a general assignment for the benefit of creditors; or any proceeding shall be instituted by or against you seeking to adjudicate you as bankrupt or insolvent or seeking a reorganization for relief of debtors, or seeking the entry of an order for relief or the appointment of a receiver, trustee, custodian or other similar official for you or any substantial part of your property; or you shall take any corporate action to authorize any of the actions set forth above in this subsection (h); then, upon the occurrence of any such Event of Default, we may declare all amounts payable hereunder to be forthwith due and payable, whereupon all such amounts shall become and be forthwith due and payable, without presentment, demand, protest or further notice of any kind all of which you hereby expressly waive; provided, however, that in the event of an actual or deemed entry of an order for relief with respect to you under the Federal Bankruptcy Code, all such other amounts shall automatically become and be due and payable, without presentment, demand, protest or any notice of any kind, all of which are hereby expressly waived by you.

15. As long as you shall have any Advances outstanding, you agree that you will maintain separate lines of credit, with one or more commercial banks, in an unutilized aggregate amount equal to the amount of all outstanding Advances.

16. Our obligations under this Letter Agreement are solely the corporate obligations of [Bank]. No recourse shall be had for the payment of any amount owing by the Bank hereunder or any other obligation or claim of or against the lender arising out of or based upon the Letter Agreement against any stockholder, employee, officer, director or incorporator of the Lender.

17. This letter agreement will be interpreted and the rights and liabilities of the parties hereto determined in accordance with the laws of the
    ______________________________.

18. No modification, amendment or waiver of any provision of this Letter Agreement nor consent to any departure by you from the terms thereof, will in any event be effective unless the same is in writing and signed by us, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which it was given.

19. This Letter Agreement (including the document and instruments referred to herein) constitutes the entire agreement and supersedes all other prior agreements and understandings, both written and oral, between the parties with respect to the subject matter hereof.

20. This Letter Agreement may be signed in any number of counterpart copies and by the parties hereto on separate counterparts, but all such copies shall constitute one and the same instrument.



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        If the terms of this Letter Agreement are satisfactory to you, please indicate your agreement and acceptance thereof by signing a counterpart of this Letter Agreement and returning it to us.

Agreed to and Accept                    Very truly yours,

CONECTIV                                [BANK]


By: ______________________________      By: _________________________________

Name: ____________________________      Name: _______________________________

Title: ___________________________      Title _______________________________


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                                   SCHEDULE I

                                       to

                                Letter Agreement

                                   dated as of

                               between [Bank] and

                                    Conectiv

               (ii)   For the purpose of Sections 1 and 2 of the Letter
                      Agreement: The "Facility Amount" is $ ______ . The "Minimum Advance Amount is "$ ______ . The "Maximum Term" is _____ days.

               (ii)   For the purpose of Section 11 of this Letter Agreement:
                      The address for written communication to you is:

                             Conectiv
                             800 King Street
                             Wilmington, Delaware  19899
                             Attention:
                             Telephone:
                             Fax:

                      The address for written communications to us is:










               (iii) For the purpose of Section 15 of this Letter Agreement, the term "Material Debt" means indebtedness (other than indebtedness incurred under this Letter Agreement) in an amount in excess of $ _________________ .

               (iv) For the purpose of Section 15 of this Letter Agreement, the term "Material Final Judgment" means a judgment for damages in excess of $ _____________ for which all relief and all appeals have been exhausted and the time for seeking such relief and taking such appeals has expired.

               (v) For purposes of the Letter Agreement, instructions for wire transfer of funds to you are:

                      Name:
                      Bank ABA Number:
                      Customer Number:
                      Reference:


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                                    EXHIBIT A

                                       to

                              the Letter Agreement

                          dated as of ________________

                               between [Bank] and

                                    Conectiv

     For the purpose of Section 2 of the Letter Agreement, the "Designated Persons" are:

                      Name                         Title

                      _______________________      _______________________

                      _______________________      _______________________

                      _______________________      _______________________

                      _______________________      _______________________